PIERCE ATWOOD
                                 One Monument Square
                                Portland, Maine 04101
                                   (207) 791-1100



                                                      Exhibits 5.1 and 23.1

                                   March 20, 1998


          American Skiing Company
          Sunday River Access Road
          Bethel, Maine  04217

          Re:  Stock Option Plan

          Dear Sirs:

               We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 5,688,699 shares of Common Stock, par value $.01 per share (the "Shares"), of American Skiing Company, a Maine corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's Stock Option Plan (the "Plan").

               We have examined and relied upon the Company's Articles of Incorporation and Bylaws and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed relevant for the purposes of this opinion.

               In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

               Based on and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement issued or to be issued under the Plan, as described in the Registration Settlement, and the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                             Very truly yours,


                                             /s/ Pierce Atwood